            ---------------------------------------------------
                     PAYCO [registered trademark and logo]
                     AMERICAN CORPORATION
            ---------------------------------------------------

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            May 7, 1996

     The Annual Meeting of the Shareholders of Payco American
Corporation will be held on Tuesday, May 7, 1996, at 3:00 p.m. at 180 North Executive Drive, Brookfield, Wisconsin 53005, for the following purposes:

          1. To elect four directors to serve for the terms as described in the attached Proxy Statement.

          2. To consider and act upon the ratification of the selection of Arthur Andersen LLP, certified public accountants, as auditors for the Company for the fiscal year ending December 31, 1996.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 12, 1996, are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

                           By Order of the Board of Directors


                           SUSAN MATHISON, Secretary
Brookfield, Wisconsin
March 29, 1996

               IF YOU CANNOT ATTEND THIS MEETING,
              PLEASE SIGN AND RETURN THE ENCLOSED
               PROXY IN THE ENVELOPE PROVIDED.
-----------------------------------------------------------------

                           PROXY STATEMENT

                   FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MAY 7, 1996

     This Proxy Statement is furnished in connection with a solicitation of proxies made by and on behalf of the Board of Directors of Payco American Corporation, a Wisconsin corporation (the "Company") to be used at the annual meeting of the shareholders to be held at its headquarters located at 180 North Executive Drive, Brookfield, Wisconsin 53005 (Tel. No. 414/784-9035), on Tuesday, May 7, 1996, at 3:00 P.M. for the purposes set forth in the accompanying notice of said meeting. The solicitation is made to shareholders of the Company as of March 12, 1996, the record date for the meeting, primarily by this statement with its enclosures which is first being mailed to shareholders on approximately March 29, 1996. If it is necessary to assure adequate attendance at said meeting, the Board of Directors shall, if it deems advisable, make a further solicitation by mail, telephone, telegraph and/or personal interview for proxies. Such solicitation will be made by the officers of the Company as part of their regular corporate duties, without additional compensation, and will be limited in extent. The total expense will be borne by the Company.

     Shareholders are asked to fill in, sign and return the enclosed proxy. The proxy may be revoked at any time before it is voted, provided, that the Secretary of the Company receives written notice of such revocation or such revocation is made in open meeting prior to the time the proxy is voted.

     As of March 12, 1996, the record date for the meeting, 10,155,085 shares of the common stock of the Company were outstanding.

     A Schedule 13G showing beneficial ownership at December 31, 1995, of 1,922,800 shares of the Company's common stock or approximately 18.9% of the outstanding shares has been filed with the Securities and Exchange Commission by Heartland Advisors, Inc. This Schedule 13G discloses that: (i) Heartland Advisors, Inc. has sole dispositive power with respect to all of such shares and sole voting power with respect to 1,563,300 of such shares; (ii) all of such shares relate to investment advisory accounts of Heartland Advisors, Inc., and as a result various person have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities; and (iii) the interests of one advisory account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the Company's common stock.

     A Schedule 13G showing beneficial ownership at December 31, 1995 of 716,350 shares of the Company's common stock or approximately 7.0% of the outstanding shares as of such date, has been filed with the Securities and Exchange Commission by J.P. Morgan & Co. This Schedule 13G discloses that
J.P. Morgan & Co., has sole voting power with respect to 504,200 shares and sole dispositive power with respect to 716,350 shares, and further discloses that such shares are held for the benefit of accounts, virtually all of which involve outside persons who have the right to receive or direct the receipt of dividends from or the proceeds from the sale of, the Company's common stock in such accounts, but that no such persons' rights relate to more than 5% of the class.

     A Schedule 13G showing beneficial ownership, including sole voting and sole dispositive power, at December 31, 1995, of 975,000 shares of the Company's common stock or approximately 9.4% of the outstanding shares as of such date, has been filed with the Securities and Exchange Commission by the State of Wisconsin Investment Board.

     The only other person known to the Company to beneficially own as much as 5% of the Company's issued and outstanding shares is Dennis G. Punches, the Company's Chairman of the Board, who beneficially owned 1,602,681 shares as of December 31, 1995, or 15.8% of the outstanding shares.

                             ELECTION OF DIRECTORS
     The Board of Directors is presently comprised of twelve director positions divided into three classes, each of which serve for staggered three year terms. The terms of four current directors, Patrick E. Carroll, Raymond
J. Larkin, Richard G. Miles and Neal R. Sparby, expire at the upcoming annual meeting and these four directors are being nominated by the Board of Directors for re-election for three year terms expiring at the annual meeting in 1999. All of these nominees were elected as directors by the shareholders at prior annual meetings of the shareholders.

     While it reserves the right to do so in its discretion, the Board of Directors has no plans to exercise its authority to further increase its number and to fill the vacancies thus created. In no event may the persons named in the enclosed proxy vote the proxy for more than four members of the Board.

NOMINEES FOR ELECTION
---------------------
     The persons named in the accompanying proxy intend to vote for the election of the nominees named below as directors of the Company, namely Patrick E. Carroll, Raymond J. Larkin, Richard G. Miles and Neal R. Sparby. All are current directors of the Company whose terms expire at this annual meeting. All four of the nominees have indicated they are willing and able to serve as directors if elected. In the event a nominee withdraws his name, which is not anticipated, the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

     The following table provides information regarding the nominees for election as directors and the table immediately thereafter provides the same information as to the incumbent directors whose terms of office continue beyond the 1996 annual meeting.

                  NOMINEES FOR NEW TERMS AS DIRECTORS

Class III - To serve until the Annual Meeting of Shareholders in 1999 and until their successors are elected.

                       PRINCIPAL            NOMINEE HAS SERVED
NAME                   OCCUPATION     AGE    AS DIRECTOR SINCE
------------------     -----------    ---   ------------------
Patrick E. Carroll     Senior Vice     53     May 1991
                       President of
                       Sales of the
                       Company

Raymond J. Larkin      Consultant      69     June 1992

Richard G. Miles       Retired         73     May 1988

Neal R. Sparby         President and   59     May 1979
                       Chief Executive
                       Officer of the
                       Company

                   DIRECTORS WHOSE TERMS CONTINUE
                   BEYOND THE ANNUAL MEETING

Class II - To serve until the Annual Meeting of Shareholders in 1997 and until their successors are elected.

                         PRINCIPAL             NOMINEE HAS SERVED
NAME                     OCCUPATION      AGE    AS DIRECTOR SINCE
--------------      ----------------     ---    ------------------
Bo S. Goranson         Chairman-Intrum    58     May 1994
                       Justitia NV

William W. Kagel       Senior Vice        59     August 1969
                       President-
                       Production of
                       the Company

Alvin W. Keeley        Senior Vice        58     May 1979
                       President-
                       Marketing
                       of the Company

David S. Patterson     Executive Vice     55     May 1991
                       President and
                       Chief Operating
                       Officer of the
                       Company

Class I - To serve until the Annual Meeting of Shareholders in 1998 and until their successors are elected.

                         PRINCIPAL            NOMINEE HAS SERVED
NAME                     OCCUPATION    AGE    AS DIRECTOR SINCE
------                -------------   ----    -----------------
James R. Bohmann        Senior Vice     49          May 1991
                        President -
                        Corporate
                        Development and
                        Treasurer of the
                        Company

William A. Inglehart    Advisor to      64        October 1988
                        the Company

Dennis G. Punches(1)    Chairman of the 60        August 1969
                        Board of the
                        Company

Dennis Shea             Managing        57        January 1992
                        Associate
                        Auriemma
                        Consulting Group
_______
(1)     Mr. Punches also serves as director of Analysis & Technology, Inc.

     Mr. Carroll has been an employee of the Company for more than the past five years, serving as Senior Vice President of Sales since January 1, 1993, as Senior Vice President - Marketing from May, 1991 through December, 1992, Vice President of Marketing from January 1989 to May 1991, and for more than five years prior thereto as a Regional Vice President - Marketing.

     Mr. Larkin is presently a consultant with American Express Co. and R. &
J. S. Larkin Consultants. From 1966 to 1991, Mr. Larkin held various senior management positions with American Express, including Executive Vice President of Travel Related Services Co., Senior Vice President - Operations, Senior Vice President - U.S. Sales, Senior Vice President - U.S. Canada Card Division and Executive Vice President - Risk Control and Quality Assurance.

     Mr. Miles was a Vice President and Account Officer at First Fidelity Bank, Newark, New Jersey from 1981 until 1988. For four years prior to 1981 he was Vice President - Credit Operations at Macy's Department Store in New York City.

     Mr. Sparby has, for more than the past five years, been a full-time employee of the Company serving as President and Chief Executive Officer since October 21, 1991, as Executive Vice President, Secretary and Chief Operating Officer since January 1, 1988, as Secretary since August 1, 1987 and prior thereto as Senior Vice President-Operations in charge of staff operations.

     Mr. Goranson has served as either Chairman of the Board or Chief Executive Officer of Intrum Justitia NV or its affiliates for more than the past five years. Intrum Justitia NV is an accounts receivable management company headquartered in the Netherlands which does business in Europe through its affiliates.

     Mr. Kagel has, for more than the past five years, been a full-time employee of the Company serving as Senior Vice President -Production, responsible for all production activities.

     Mr. Keeley has, for more than the past five years, been a full-time employee of the Company, serving as Senior Vice President-Marketing with general marketing responsibility until December 31, 1992 and since such date with responsibility for marketing and operations of the Company's Health care division, commercial collection division, as well as marketing the Company's services to the government sector.

     Mr. Patterson served as an Executive and Senior Vice President of First Bank, N.A. for more than five years prior to his resignation in January 1991. Mr. Patterson joined the Company as a full-time employee and Senior Vice President effective April 1, 1991, with general administrative duties, and held such position until October 21, 1991 when he became Executive Vice President and Chief Operating Officer.

     Mr. Bohmann has been an employee of the Company for more than the past five years. He has served as Senior Vice President - Corporate Development since January 1, 1993 with responsibility for internal development of new services as well as acquisitions. He served as Senior Vice President - Finance and Treasurer from May 1991 through December 1992, Vice President - Finance and Treasurer from May 1988 to May 1991 and as Controller for more than five years prior thereto. Mr. Bohmann continues to serve as Treasurer of the Company.

     Mr. Inglehart served as President and Chief Executive Officer of the Company from January 8, 1990 until his resignation as an executive officer of the Company effective October 21, 1991 and as Co-Chairman of the Board from October 25, 1988 until January 8, 1990. For more than five years prior to joining the Company in October 1988, Mr. Inglehart was President and Chief Operating Officer of GC Services Corp., headquartered in Houston, Texas, which is engaged in the collection business. Mr. Inglehart remains an employee with general administrative and advisor duties.

     Mr. Punches served as President and Chief Executive Officer of the Company since its incorporation in 1969 until January 8, 1990. He served as Chairman of the Board from May 3, 1988 until October 25, 1988 and as Co-Chairman of the Board from October 25, 1988 until January 8, 1990. He was reelected to the position of Chairman of the Board on January 8, 1990 and continues to serve in such position.

     Since January 1, 1994, Mr. Shea has served as Managing Associate with Auriemma Consulting Group, Westbury, N.Y., which specializes in consulting to the credit industry. From May 1, 1993 through December 31, 1993, Mr. Shea was employed by the Company in the capacity of a Consultant. From July 1990 to November 1993, Mr. Shea was Senior Vice President & Chief Financial Officer of Plymouth Lamston Stores Corporation in Saddlebrook, New Jersey. From December 1971 through June 1990, Mr. Shea was with Federated Department Stores, Inc. in various capacities including Senior Vice President of the Northeast Region, Senior Vice President & Chief Financial Officer of Bloomingdale's and Abraham & Straus, Vice President & Controller of Abraham & Straus and Operating Vice President, Credit Operations of Abraham & Straus.

BOARD MEETINGS AND COMMITTEES
-----------------------------
     The Directors of the Company are provided with written reports containing detailed financial and operating information on a monthly basis and converse frequently regarding the business and affairs of the Company. The Board of Directors takes most required action by written consent resolution rather than at formal meetings. The Directors had two formal meetings during the past fiscal year. All of the Directors were present at these meetings.
     The Board of Directors has established an audit committee which is responsible for approving the services performed by the Company's independent public accountants and reviewing and evaluating the Company's accounting principles, reporting practices and systems of internal controls. The current members of the committee are Messrs. Miles and Shea. The committee held two formal meetings during the past year. Both members were present at these meetings.
     The Board of Directors also has a Compensation and Stock Option Committee. The members for 1995 were Messrs. Miles (Chairman) and Goranson. This committee, which had two formal meetings during 1995, has the responsibility for determining compensation of executive officers of the Company and for administering the Company's 1988 Stock Option Plan and 1992 Stock Option Plan. Both members were present at each meeting.
     The Board of Directors does not have a nominating committee.

SECURITIES OWNERSHIP OF MANAGEMENT
----------------------------------
     The following table sets forth the beneficial ownership of the Company's common stock as of March 12, 1996 by each nominee and director, and by all directors and officers as a group:

                              NUMBER OF SHARES        PERCENT OF
   NAME                       OWNED (1)(2)               CLASS
-----------------              ----------------      --------------
James R. Bohmann                   76,070(3)               (4)
Patrick E. Carroll                 75,747(3)               (4)
Bo S. Goranson                      --                     --
William A. Inglehart               15,596                  (4)
William W. Kagel                 154,208(3)                1.5%
Alvin W. Keeley                  139,106(3)                1.3%
Raymond J. Larkin                    600                   (4)
Richard G. Miles                      --                   --
David S. Patterson                45,585(3)                (4)
Dennis G. Punches              1,602,681                  15.3%
Dennis Shea                          100                   (4)
Neal R. Sparby                   135,032(3)                1.3%
Directors and executive
     officers as a group       2,353,899(3)               22.4%
____________
(1) Includes shares, if any, owned by spouse and minor children of each director and officer. As to all material amounts of shares listed, the indicated person possesses the sole voting and investment power unless otherwise noted.

(2) Includes shares allocated to the account of each director and officer in the Payco American Retirement Plan and Trust.

(3) Includes the following numbers of shares of common stock which such individual or group has the right to acquire within 60 days of March 12, 1996 through the exercise of stock options: Mr. Bohmann - 43,878 shares; Mr. Carroll - 42,960 shares; Mr. Kagel - 36,000 shares; Mr. Keeley - 40,377 shares; Mr. Patterson - 45,000 shares; and Mr. Sparby - 49,377 shares; and all directors and executive officers as a group 344,964 shares. For purposes of calculating the percentage of outstanding shares beneficially owned by such individual or group, the shares which such individual or group had the right to acquire within such period through the exercise of stock options are deemed to be outstanding.

(4)  Less than 1%.

     Mr. Punches may be deemed to be a "control" person of the Company based on the number of shares of its common stock which he owns.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-------------------------------------------------
     The following table sets forth the beneficial ownership of the Company's common stock as of December 31, 1995 by those persons known to the Company to own more than 5% of the Company's common stock. As of December 31, 1995 there were 10,155,085 shares of the common stock of the Company outstanding.

NAME AND ADDRESS              AMOUNT AND NATURE          PERCENT OF
OF BENEFICIAL OWNER           OF BENEFICIAL OWNERSHIP     CLASS
---------------------         -----------------------   -----------
Dennis G. Punches                   1,602,681 shares     15.8%
180 N. Executive Dr.
Brookfield, WI  53005

J.P. Morgan & Co.                     716,350 shares      7.0%
60 Wall Street
New York, NY 10260

State of Wisconsin                    957,000 shares      9.4%
 Investment Board
P.O. Box 7842
Madison, WI 53707

Heartland Advisors, Inc.            1,922,800 shares      18.9%
790 North Milwaukee Street
Milwaukee, WI 53202


EXECUTIVE COMPENSATION
----------------------
     The following Summary Compensation Table sets forth as to the Company's Chief Executive Officer and four most highly compensated executive officers, in addition to the Chief Executive Officer, all compensation awarded to, earned by, or paid to said individuals (the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries for 1993, 1994 and 1995, except as may otherwise be specifically noted.

                                                        SUMMARY COMPENSATION TABLE


                                                                            Long-Term
                                           Annual Compensation             Compensation
                                      ------------------------------------  ------------
                                                                                             All
                                                                Other          Stock        Other
                                                               Annual          Option      Compen-
Name and Principal          Year       Salary      Bonus   Compensation(1)   Awards(2)    sation(3)
Position                                 ($)        ($)          ($)            (#)          ($)
----------------------------------------------------------------------------------------------------
Neal R. Sparby,             1995      $168,000    $115,374        -              -           $1,702
President and Chief         1994       168,000      78,413        -              -            1,200
Executive Officer           1993       168,000      87,125        -              -            1,878

Dennis G. Punches,          1995       180,000     134,078        -              -            1,702
Chairman of the Board       1994       180,000     105,525        -              -            1,200
                            1993       180,000     117,250        -              -            2,096

David S. Patterson,         1995       144,000      95,085        -              -            1,702
Executive Vice President    1994       144,000      63,900        -              -            1,200
and Chief Operating Officer 1993       144,000      71,000        -              -            1,878

William W. Kagel,           1995       144,000     102,807        -              -            1,702
Senior Vice President-      1994       144,000      80,370        -              -            1,200
Production                  1993       144,000      89,300        -              -            1,815

Alvin W. Keeley,            1995       144,000      94,944        -              -            1,702
Senior Vice President-      1994       144,000      67,455        -              -            1,200
Marketing                   1993       144,000      74,950        -              -            1,773

----------------------------
(1) Does not include the value of perquisites or other person benefits consisting of personal use of automobiles and club dues not exceeding, with respect to each of the Named Executive Officers, the lesser of $50,000 or ten percent of his total annual salary and bonus.

(2) The Company's stock option plans permit the grant of stock appreciation rights but none were granted.

(3) Represents amount allocated to the accounts of the Named Executive Officers under the Company's Profit Sharing/401K Savings.

STOCK OPTIONS
-------------
     No stock options were granted to the Named Executive Officers during 1995 and no stock appreciation rights have been granted since the inception of the Company's stock option plans. The following table sets forth information regarding all stock options exercised during 1995 or held at December 31, 1995 by the Named Executive Officers.




                                 AGGREGATED OPTION EXERCISES IN 1995
                                   AND 1995 YEAR END OPTION VALUES

----------------------------------------------------------------------------------------------------
                                                                                   Value of
                                                                                 Unexercised
                                                    Number of                    in-the-Money
                      Shares       Value           Unexercised                     Options
                   Acquired on   Realized            Options                 at December 31, 1995
Name               Exercise (#)     ($)                (#)                           ($)
----------------------------------------------------------------------    --------------------------
                                            Exercisable  Unexercisable    Exercisable  Unexercisable
----------------------------------------------------------------------------------------------------
Neal R. Sparby          -      $     -      49,377                -       $55,944                -

Dennis G. Punches       -            -           -                -            -                 -

David S. Patterson      -            -      45,000                -        35,700                -

William W. Kagel        25,146    110,014   36,000                -        28.560                -

Alvin W. Keeley         20,769     90,864   40,377                -        48,804                -



     The Company has in effect a Common Share Equivalent Plan pursuant to which awards are made to certain key employees of the Company. Under the Plan certain management employees were granted, at the discretion of the Board of Directors, Units that are valued at the market price of the Company's common stock. In consideration of the participants agreeing to cap the value of the Units awarded to them under the Plan from $12.625 to $7.50, on May 20, 1993 the Compensation Committee repriced options held by the participants for the equivalent number of shares of common stock from an exercise price of $12.625 to a new exercise price of $7.50. While executive officers of the Company are not eligible for awards under the Common Share Equivalent Plan, several executive officers of the Company are participants under the Plan based on awards of Units made to them prior to becoming executive officers. These executive officers participated in the May 20, 1993 agreement to cap the value of their Units under the Plan and, thus, received on such date an offsetting benefit of having stock options for an equivalent number of shares repriced as described above. The following table sets forth information regarding repricing of options held by executive officers during the past ten years.


                                    TEN-YEAR OPTION/SAR REPRICING
------------------------------------------------------------------------------------------------------
                                      Number of                                            Length of
                                     Securities    Market Price    Exercise                Original
                                     underlying    of Stock at   Price at Time            Option Term
                                      Options/       Time of     of Repricing      New     Remaining
                                        SARS       Repricing or       or        Exercise  at Date of
                                     Repriced or    Amendment      Amendment      Price  Repricing or
                           Date      Amended (#)       ($)            ($)          ($)     Amendment
------------------------------------------------------------------------------------------------------
James R. Bohmann        May 20, 1993    4,960            $7.50        $12.625      $7.50    9 years
Senior Vice President
Corporate Development
and Treasurer

Susan Mathison          May 20, 1993    1,320             7.50         12.625       7.50    9 years
Vice President -
Administration and
Corporate Secretary

Philip C. Colin         May 20, 1993    9,090             7.50         12.625       7.50    9 years
Vice President -
Information Services

John P. Stetzenbach     May 20, 1993    5,112             7.50         12.625       7.50    9 years
Vice President -
Finance and Chief
Financial Officer

Patrick E. Carroll      May 20, 1993    6,960             7.50         12.625       7.50    9 years
Senior Vice President-
Sales


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------
    The members of the Compensation and Stock Option Committee of the Board of Directors during 1995 were Messrs. Richard G. Miles and Bo S. Goranson.
Mr. Goranson is Chairman of Intrum Justitia, N.V. Mr. Dennis G. Punches, Chairman of the Board of the Company, serves as a director of Intrum Justitia, N.V. The remuneration of executive officers of Intrum Justitia, N.V. is determined by a remuneration committee of its directors, of which Mr. Punches is not a member.

    (IN ITALICS) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 17 shall not be incorporated by reference into any such filing. (END ITALICS)

BOARD COMPENSATION COMMITTEE REPORT
-----------------------------------
     The Compensation and Stock Option Committee of the Board of Directors has furnished the following report on executive compensation.
     Upon supervision of the Compensation and Stock Option Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs. These are designed to enhance the long-term profitability of the Company and, thus shareholders' value by aligning the financial interests of the Company's Named Executive Officers with those of the shareholders. As part of these policies, annual base salaries are fixed below competitive levels as compared to other large publicly held receivable management companies, including FCA International, Ltd., so that the Company relies to a large degree on annual cash bonuses to motivate the Named Executive Officers to achieve annual corporate and individual goals. Longer term incentive compensation, in the form of stock options, helps to attract and retain corporate officers of outstanding abilities and to encourage them to perform over time to the full extent of their capabilities. In evaluating the performance and determining the incentive compensation of the Chief Executive Officer and the other Named Executive Officers, the Committee has taken particular note of the success of management in maintaining long-term profitability by recording 95 consecutive profitable quarters. In addition, the Company in recent years has successfully added new product lines to enhance revenue growth. The Committee has taken into account the ability of management in a highly competitive environment to increase or maintain market share of its key clients as well as many other clients through better customer service, improved results, and an ongoing commitment to enhance the relationships with the Company's clients and customers.

     In its review of management performance and compensation, the Committee has also taken into account the firm commitment of management to the long-term profitability of the Company through its successful acquisition program. Effective January 1, 1995 the Company acquired the assets that comprise the collection business of Furst and Furst a leading provider of collection services to commercial credit grantors throughout the country. Effective February 1, 1995 the Company acquired the assets that comprise the collection business of Continental Credit Adjustors (CCA), an agency located in Houston, Texas serving medical and retail markets in the State of Texas. Effective May 1, 1995 the Company acquired the assets that comprise the collection business of Grable, Greiner & Wolff, (GGW). GGW, located in Beachwood, Ohio is a leading provider of collection services to commercial credit grantors. This acquisition, along with Furst and Furst, significantly increases the Company's presence in the commercial collection industry. Acquisition activities continue with prospects being reviewed on a regular basis. The Committee recognizes the efforts of the Named Executive Officers in establishing, communicating and implementing corporate strategies which should improve profits and enhance shareholder value.

     The Committee believes that the Named Executive Officers are dedicated to achieving significant improvements in long-term financial performance and that the compensation polices, plans and programs the Committee has implemented and administered have contributed to achieving this management focus.

     Compensation for 1995 for each of the Named Executive Officers consisted of a base salary and annual cash bonus. The base salaries were fixed at levels below the competitive amounts paid to other senior officers with comparable qualifications, experience and responsibilities at other large companies engaged in the same or similar businesses at the Company.

     In addition to the base salary, the Committee established the total compensation for 1995 (salary and annual bonus) of each of the Named Executive Officers which could be paid assuming certain financial and other objectives were achieved.

     After the end of the 1995 fiscal year and completion of the audit of the Company's financial statements, the Committee determined the amount to be added to each of the Named Executive Officer's compensation package in the form of a cash bonus. The cash bonus is comprised of a deferred portion which is paid (except in highly adverse and unusual circumstances) and a performance portion which is paid based upon an evaluation of annual corporate and personal performance.

     A review of the Summary Compensation Table indicates a 10-15% increase for all the Named Executive Officers. The following factors were subjectively weighed by members of the Committee when determining the performance portion of said bonus amounts:
     -     Overall corporate profitability
     -     Revenue compared to prior year
     -     Corporate strategies success
     -     Increased market share
     -     1995 acquisition program
     -     Compliance
     In determining the annual cash bonus for the Chief Executive Officer for 1995, the Committee used the same evaluation factors listed above to arrive at a 15% increase total compensation.


               RESPECTIVELY SUBMITTED,
               COMPENSATION COMMITTEE

               Richard G. Miles (Committee Chair)
               Bo S. Goranson

PERFORMANCE GRAPH
-----------------
     The following line graph shows the cumulative total return for the five year period ended December 31, 1995 of an investment in the Company's common stock, the Standard & Poor's 500 Stock Index and an investment in the common stock of FCA International Ltd., a Canadian company listed on the Toronto Stock Exchange. The Company has chosen FCA International Ltd. alone as a peer comparison because in the Company's opinion, it is the only other public company which is substantially similar to the Company in size and nature of its operations. Total return is computed in each case, where applicable, on a dividend reinvested basis and assumes a common starting point of 100. With respect to FCA International Ltd., its price and dividend were converted to United States dollars at the exchange rate in effect on the relevant dates.

The Performance Graph plotting points are herewith presented in table form for purposes of electronic submission.

                      TOTAL STOCKHOLDERS' RETURN
                       Reinvested Dividends
                        December 1990-1995

                                PAYCO         FCA
Measurement Period            AMERICAN   INTERNATIONAL    S&P 500
(Fiscal Year Covered)       CORPORATION       LTD.         INDEX
---------------------       -----------  -------------    --------
Measurement Pt-12/31/90      $100        $100             $100

FYE 12/31/91                   98.08        74.07          130.47
FYE 12/31/92                   81.73        37.03          140.41
FYE 12/31/93                   80.77        48.40          154.56
FYE 12/31/94                   52.88        53.87          156.60
FYE 12/31/95                   69.23        41.67          215.45





                              -17-

DIRECTOR COMPENSATION
---------------------
    Directors who are employees of the Company receive no fees for such service other than their regular compensation.  Directors who are not employees are paid a fixed fee for their Board and Committee participation which for 1995 did not exceed $10,000 for any director.  Mr. Larkin has been engaged by the Company management as a consultant and was paid $60,000 in 1995 in addition to his directors fees.  Mr. Larkin will also receive consulting fees of $60,000 in 1996.

CERTAIN TRANSACTIONS
--------------------
     In March 1980 the Company moved its headquarters to a new, three-story office building in Brookfield, Wisconsin, which was constructed to the
Company's specifications.  The Company's lease, as amended, is for a period of
20 years commencing April 1, 1980.  The Company occupies the entire 66,000 square feet of the Brookfield building, except for 5,300 square feet which are sublet. The rental for the entire building was $745,280 for 1995. The monthly rental of $62,855 is subject to an annual cost of living increase, not to exceed 5%.

     On June 1, 1987 the Company moved its Dublin, Ohio operations to a two-story building constructed to the Company's specifications. The lease is for a term of 20 years commencing on June 1, 1987. The Company occupies the entire 43,000 square feet of the new Dublin, Ohio building.
The rental for the entire building for 1995 was $597,825. The monthly rental of $50,745 is subject to a cost of living increase not to exceed 5%.

     On August 5, 1983 the Company entered into a lease agreement for a one-story building located in New Berlin, Wisconsin designed to house its data processing operations. In 1987 the Company signed an agreement with the lessor requiring the lessor to provide a 17,500 square foot addition to the New Berlin building to support the growth of its data processing operation. The Company's lease for the building, including the addition, is for a term of 20 years terminable by the Company on April 30, 2004 upon payment of a termination fee equal to one year's rent.
The Company occupies the entire 36,722 square foot building. The annual rental for the entire building for 1995 was $280,697. The monthly rental of $23,262 is subject to an annual cost of living increase not to exceed
5% after the third year.

     In February 1985 the Company moved its Los Angeles, California operations to a new two-story building in Westlake, California, which was constructed to the Company's specifications. The Company leased the building for a period of 20 years commencing March 1, 1985. The Company occupies the entire Westlake, California building. The rental for the entire building, approximately 19,376 square feet, was $277,456 for 1995. The monthly rental of $23,281 is subject to annual cost of living adjustments not to exceed 5% of the prior year's rent.


                              -18-

     On November 1, 1987 the Company moved its Oakland, California operations to a new two-story building in Pleasanton, California, which was constructed to the Company's specifications. The Company has signed a lease on this building for a term of 20 years commencing on November 1, 1987. The Company occupies the entire building, approximately 19,400 square feet. The total annual rent in 1995 was $304,013. The monthly rent of $22,508 is subject to annual cost of living adjustments not to exceed 5%.

     The owners and lessors of the buildings in Brookfield, Wisconsin;
Dublin, Ohio; New Berlin, Wisconsin; Westlake, California; and Pleasanton,
California are Brookfield Investment Company, Dublin Investment Company,
Percom Investment Company, Westlake Investment Company and Hacienda Investment
Company, respectively.  All lessors are partnerships.

     Each of the following individuals, unless otherwise noted, was a partner in each partnership listed in the preceding paragraphs during 1995: Dennis G.
Punches, Chairman of the Board of the Company; Neal R. Sparby, a Director,
President and Chief Executive Officer of the Company; William W. Kagel, a
Director and Senior Vice President-Production of the Company;  Alvin W.
Keeley, a Director and Senior Vice President-Marketing of the Company; and
James R. Bohmann, a Director and Senior Vice President - Corporate Development of the Company (except as to Brookfield Investment Company). Neal R. Sparby, a current Director, is a nominee for re-election. Dennis G. Punches, William W.
Kagel, Alvin W. Keeley and James R. Bohmann are current directors. The Board of Directors believes that the terms of such leases are at least as favorable to the Company as could have been obtained in arms-length negotiations with an unaffiliated lessor. The partnerships may provide certain tax benefits for the partners.


                RATIFICATION OF SELECTION OF INDEPENDENT
                          PUBLIC ACCOUNTANTS

     The audit committee of the Board of Directors of the Company has selected the public accounting firm of Arthur Andersen LLP to report on the Company's financial statements for the current year and the shareholders are being asked to ratify this selection. Arthur Andersen LLP has been the public accounting firm retained by the Company since 1969. Arthur Andersen LLP has indicated that a representative of that firm will be present at the shareholders' meeting. Such representative shall be given an opportunity to make a statement, if such representative so desires, and it is expected that

                              -19-

such representative will be available to respond to appropriate questions presented at the meeting.

                               OTHER BUSINESS

     The Board of Directors knows of no other business to come before the meeting. In the event that any other business not known or determined at this time does come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment.

                               VOTING OF PROXIES

     Proxies which are signed and returned will be voted FOR the nominees named herein unless authority to vote upon the election of directors or with respect to a specific nominee is withheld. Proxies will be voted as specified by the shareholder with respect to the ratification of the selection of auditors or, if no specification is given with respect to such matter, proxies will be voted FOR such ratification.

                              SHAREHOLDER PROPOSALS
                              FOR 1997 ANNUAL MEETING

          Proposals of shareholders intended to be presented at the Company's 1997 annual meeting must be received by the Company at 180 North
Executive Drive, Brookfield, Wisconsin 53005 no later than December 6, 1996 in order to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. A shareholder who desires to submit any such proposal should refer to the applicable rules and regulations of the Securities and Exchange Commission, Washington, D.C. 20549.

                              By Order of the Board of Directors
                              SUSAN MATHISON, Secretary
Brookfield, Wisconsin
March 29, 1996



                PLEASE SIGN AND DATE THE ENCLOSED PROXY
               AND MAIL PROMPTLY IN THE ACCOMPANYING ENVELOPE


                              -20-

                    PAYCO AMERICAN CORPORATION
                 PROXY FOR ANNUAL MEETING MAY 7, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby constitutes and appoints Dennis G. Punches, Neal R.
Sparby and Susan Mathison, and each or any of them, proxies with full power of substitution, to vote all stock of Payco American Corporation, a Wisconsin corporation, which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at its offices located at 180 North Executive Drive, Brookfield, Wisconsin 53005, on Tuesday, May 7, 1996, at 3:00 p.m. and at any adjournment thereof:

1.     ELECTION OF DIRECTORS


   ____ FOR all nominees listed below (except as marked to the contrary below)


   ____     WITHHOLD AUTHORITY   (to vote for all nominees
            listed below)

             PATRICK E. CARROLL, RAYMOND J. LARKIN, RICHARD G. MILES,
             NEAL R. SPARBY

     (Instruction: To withhold authority to vote for any individual nominee,

     write that nominee's name on the space provided below.)

     --------------------------------------------------------------------
2.     RATIFICATION OF SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS
     FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

           ____ FOR       ____ AGAINST            ____ ABSTAIN

     IF YOU SIGN AND RETURN THIS PROXY, THE SHARES REPRESENTED HEREON WILL BE
VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON.  IF NOT OTHERWISE
SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS NOMINATED
AND FOR THE RATIFICATION OF THE SELECTION OF AUDITORS.  THE PROXIES WILL VOTE
IN ACCORDANCE WITH THEIR BEST JUDGMENT ON ANY OTHER MATTERS WHICH MAY PROPERLY
COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     The undersigned hereby acknowledges receipt of the Annual Report of the Company for its fiscal year ended December 31, 1995, and Notice of Annual
Meeting of Shareholders and Proxy Statement dated March 29, 1996.

                              Date Signed:___________________

                              _______________________________
                                        Signature

                              _________________________________

                                 Signature

                              Please sign exactly as name appears hereon.  If
stock is held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other capacity, please state in full title as such.

 PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY

                              SCHEDULE 14A
                             (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                         Schedule 14A Information
              Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)
                            Filed by Registrant
Filed by a Party other than the Registrant
Check the appropriate box:

 ____Preliminary Proxy Statement
                                     ___Confidential, for Use of the
                                        Commission (as permitted by Rule
                                        14a-6(e)(2))
 X    Definitive Proxy Statement
----
---- Definitive Additional Materials

                        Payco American Corporation
-----------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

-----------------------------------------------------------------------
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X   $125 Per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(i)(2)
--- or Item 22(a) (2) of Schedule 14A.

___ $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
    and 0-11.
(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------
(2)Aggregate number of securities to which transaction applies:
---------------------------------------------------------------------------
(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
----------------------------------------------------------------------------
(4)     Proposed maximum aggregate value of transaction:
----------------------------------------------------------------------------
(5)     Total fee paid:
----------------------------------------------------------------------------
___     Fee paid previously with preliminary materials.
----------------------------------------------------------------------------
___     Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for whicH the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
----------------------------------------------------------------------------

 (1)     Amount Previously Paid:
----------------------------------------------------------------------------
 (2)     Form, Schedule or Registration Statement No.:
----------------------------------------------------------------------------
 (3)     Filing Party:
----------------------------------------------------------------------------
 (4)     Date Filed:
----------------------------------------------------------------------------

